                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of
      the Commission Only (as
      permitted by Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to
            Section 240.14a-11(c)
            or Section 240.14a-12

                                 Epitope, Inc.
---------------------------------------------------------------------------

               (Name of Registrant as Specified In Its Charter)

---------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2), or
    Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.
    1)  Title of each class of securities to which transaction applies:
    _________________________________________________________________________

    2)  Aggregate number of securities to which transaction applies:
    _________________________________________________________________________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     ________________________________________________________________________
    4)  Proposed maximum aggregate value of transaction:
    _________________________________________________________________________
    5)  Total fee paid:

_____________________________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

_____________________________________________________________________________
    2)  Form, Schedule or Registration Statement No.:

_____________________________________________________________________________
    3)  Filing Party:

_____________________________________________________________________________
    4)  Date Filed:

_____________________________________________________________________________

                                    [logo]

                                 EPITOPE, INC.
                           8505 S.W. Creekside Place
                           Beaverton, Oregon  97008

                                                              January 19, 1996

Dear Shareholder:

          You are cordially invited to attend the 1996 Annual Meeting of Shareholders to be held on Tuesday, February 20, 1996, at the Oregon Convention Center, 777 N.E. Martin Luther King Jr. Boulevard, Portland, Oregon, at 9:00 a.m. Your Board of Directors and management look forward to personally greeting those present. At the meeting, you will be asked to elect three Class II directors to serve on the Board of Directors until the 1999 Annual Meeting of Shareholders; and to transact such other business as may properly come before the meeting, or any adjournments thereof.

          Your Board of Directors has approved the nominees for director named in the enclosed Proxy Statement and recommends that you vote FOR their election to the Board of Directors.

          Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting in person, we urge you to mark, sign, date, and mail the enclosed proxy card promptly in the accompanying postage prepaid envelope. You may, of course, attend the Annual Meeting and vote in person even if you have previously mailed your proxy card.

Sincerely yours,

ADOLPH J. FERRO, PH.D.
President and Chief Executive Officer

                                 EPITOPE, INC.
                           8505 S.W. Creekside Place
                           Beaverton, Oregon  97008

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD FEBRUARY 20, 1996

To the Shareholders of Epitope, Inc.:

          The annual meeting of shareholders of Epitope, Inc., an Oregon corporation (the "Company"), will be held at the Oregon Convention Center, 777 N.E. Martin Luther King Jr. Boulevard, Portland, Oregon 97232, on Tuesday, February 20, 1996, at 9:00 a.m., to elect three Class II directors and to consider such other business as may properly come before the meeting, or any adjournments thereof. The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

          Only holders of Common Stock of record at the close of business on January 3, 1996, will be entitled to vote at the annual meeting of shareholders, and any adjournments thereof.

By Order of the Board of Directors


Andrew S. Goldstein
Secretary


January 19, 1996
Beaverton, Oregon




























YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. RETURNING YOUR PROXY DOES NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND THE MEETING AND TO VOTE YOUR SHARES IN PERSON.

                                 EPITOPE, INC.
                           8505 S.W. Creekside Place
                           Beaverton, Oregon  97008


                                PROXY STATEMENT

          This proxy statement is being mailed on or about January 19, 1996, to shareholders of Epitope, Inc., an Oregon corporation (the "Company"), in connection with the solicitation of proxies in the accompanying form ("Proxies") by the Board of Directors of the Company (the "Board") for use at the annual meeting of shareholders to be held on February 20, 1996, at 9:00 a.m., at the Oregon Convention Center, 777 N.E. Martin Luther King Jr. Boulevard, Portland, Oregon 97232, and at any adjournments thereof, pursuant to the accompanying Notice of Annual Meeting of Shareholders.



                                    PROXIES

          Shares represented by a properly executed Proxy will be voted in accordance with the shareholder's instructions indicated on the Proxy. If no instructions are given, the shareholder's shares will be voted according to the recommendations of the Board as stated on the Proxy. Shareholders may revoke the authority granted by their Proxies at any time before the meeting by notice in writing delivered to the Secretary of the Company, by submitting a subsequently dated proxy, or by attending the meeting, withdrawing the Proxy, and voting in person.

          At the meeting, action will be taken on the matters set forth in the accompanying Notice of Annual Meeting of Shareholders and described in this proxy statement. The Board knows of no other matters to be presented for action at the meeting. If any other matters do properly come before the meeting, the persons named on the Proxy will have discretionary authority to vote thereon in accordance with their best judgment.

          The cost of soliciting Proxies will be borne by the Company. In addition to solicitations by mail, certain of the Company's directors, officers, and regular employees may solicit Proxies personally or by telephone, telegraph, or other means without additional compensation. The Company has retained D.F. King & Co., Inc., to assist in such solicitation for an estimated fee of $2,500 plus reimbursement for certain expenses.

          Arrangements will also be made with brokerage firms and other custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of stock held of record by such persons, and the Company will, upon request, reimburse them for their reasonable expense in so doing.



      PLEASE MARK, SIGN, AND DATE THE ENCLOSED PROXY CARD, AND RETURN IT
         PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED FOR THIS PURPOSE.

                               VOTING SECURITIES

          On January 3, 1996, the record date for determining shareholders entitled to vote at the 1996 annual meeting of shareholders, the Company had outstanding and entitled to vote at the meeting 12,523,857 shares of Common Stock, no par value (the "Common Stock"). Each share of Common Stock is entitled to one vote on any matter brought before the meeting.


                            PRINCIPAL SHAREHOLDERS

          The following table sets forth information as of January 3, 1996, regarding the beneficial ownership of the Company's Common Stock by (a) each person who is known to the Company to be the beneficial owner of more than 5 percent of the Common Stock outstanding, (b) each director and nominee for election as director, (c) each of the Company's executive officers named in the Summary Compensation Table under EXECUTIVE COMPENSATION, and (d) all directors and executive officers of the Company as a group.

                                    Amount and Nature
5% Shareholders, Directors          of Beneficial           Percent of
  and Executive Officers            Ownership(1)(2)         Class
--------------------------------------------------------------------------
Groupe des Assurances Nationales    1,242,700               09.4%
61 Rue Monceau
Paris 75008 France(3)

W. Charles Armstrong                   59,540(4)              *

Kevin M. Crowley                      106,666                 *

Richard K. Donahue                     57,000(4)              *

Adolph J. Ferro, Ph.D.                496,063(5)            03.8%

John H. Fitchen, M.D.                 164,461(4)            01.3%

Andrew S. Goldstein                   478,021(5)            03.8%

Margaret H. Jordan                     10,000                 *

Gilbert N. Miller                     187,468(5)            01.5%

R. Douglas Norby                       58,750                 *

Michael J. Paxton                      25,414                 *

Roger L. Pringle                      107,539                 *

G. Patrick Sheaffer                    80,000                 *

All directors and executive officers
 as a group (16 persons)            1,977,111(4)(5)         14.0%
-------------
*Less than 1%

(1) Subject to community property laws where applicable, beneficial ownership consists of sole voting and investment power except as otherwise indicated.

(2) Includes shares subject to options and warrants exercisable within 60 days of January 3, 1996, by directors and executive officers as follows:
      Mr. Armstrong, 55,000 shares; Mr. Crowley, 106,666 shares; Mr. Donahue, 50,000 shares; Dr. Ferro, 495,510 shares; Dr. Fitchen, 160,133 shares; Mr. Goldstein, 190,444 shares; Ms. Jordan, 10,000 shares; Mr. Miller, 187,023 shares; Mr. Norby, 55,000 shares; Mr. Paxton, 25,414 shares;
      Mr. Pringle, 95,414 shares; Mr. Sheaffer, 67,500 shares; and all directors and executive officers as a group, 1,646,853 shares.

(3) Includes 595,000 shares subject to warrants exercisable within 60 days of January 3, 1996 and 128,000 shares issuable upon conversion of convertible notes.

(4) Includes shares as to which the individual has shared voting and dispositive power as follows: Mr. Armstrong, 165 shares; Mr. Donahue, 1,000 shares; Dr. Fitchen, 100 shares; and all directors and executive officers as a group, 2,265 shares.

(5) Does not include 13,508 shares of Common Stock held in the Epitope, Inc. 401(k) Profit Sharing Plan (the "401(k) Plan"), as to which
      Messrs. Ferro, Goldstein and Miller share voting power as trustees of the 401(k) Plan. Messrs. Ferro, Goldstein and Miller disclaim any economic beneficial interest in such shares other than the 529, 432 and 507 shares, respectively, allocated to their individual accounts under the 401(k) Plan.

                             ELECTION OF DIRECTORS

            The three nominees for election as Class II directors are presently members of the Board. The term of office for which each nominee is a candidate will expire at the annual meeting of shareholders in 1999.

            In the absence of instructions to the contrary, shares of Common Stock represented by properly executed Proxies will be voted for the three nominees, each of whom has consented to be named and to serve if elected. If a quorum is present, each nominee will be elected if he receives a plurality of the votes cast by shares entitled to vote at the meeting.

            The Company does not know of anything that would preclude any nominee from serving. However, should any nominee for any reason become unable or unwilling to serve as a director, the persons named on the enclosed Proxy will vote the shares represented by each Proxy for such substitute nominee as the Board may approve.

            The Company's Bylaws provide that nominations for election to the Board may be made by the Board or by any shareholder entitled to vote for the election of directors. Notice of a shareholder's intent to make such a nomination must be given in writing, by personal delivery or certified mail, postage prepaid, to the Secretary of the Company and must include the name and address of the shareholder and each proposed nominee, a representation that the shareholder is a record holder of Common Stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, a description of any arrangements or understandings pursuant to which the nominations are to be made, the consent of each proposed nominee to serve as a director if elected, and such other information regarding each nominee as would be required to be included in the Company's proxy statement had the person been nominated by the Board. Such notice, with respect to an election to be held at an annual meeting of shareholders, must be given at least 60 days in advance of the anniversary of the date of the previous year's annual meeting of shareholders or, with respect to an election to be held at a special shareholders meeting, must be given no later than the close of business on the seventh day following the date on which notice of such meeting was first given to shareholders.

            Any vacancy that occurs during the term of a director may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum of the Board. The vacancy may be filled until the next annual meeting of shareholders.

            Certain information with respect to each person nominated for election as a director and each person whose term of office as a director will continue after the meeting is set forth below.

                                                                              DIRECTOR
NAME                    PRINCIPAL OCCUPATION                      AGE          SINCE
--------------------------------------------------------------------------------------
Class I (Directors Whose Terms of Office Expire in 1997):

W. Charles Armstrong    Chairman and Chief Executive              51          1989
                        Officer of Bank of America
                        Oregon, Portland, Oregon

Adolph J. Ferro, Ph.D.  President and Chief Executive             53          1990
                        Officer of the Company

Roger L. Pringle        President of The Pringle Company,         55          1989
                        a management consulting firm,
                        Portland, Oregon

Class II (Nominees for Terms of Office to Expire in 1999):

Andrew S. Goldstein     Senior Vice President of Advanced         47          1981
                        Technology Development -
                        Epitope Medical Products

R. Douglas Norby        Senior Vice President and Chief           60          1989
                        Financial Officer of Mentor
                        Graphics Corporation, a computer
                        software manufacturer,
                        Wilsonville, Oregon

G. Patrick Sheaffer     Chairman, President and Chief             56          1983
                        Executive Officer of Riverview
                        Savings Bank, Camas, Washington

Class III (Directors Whose Terms of Office Expire in 1998):

Richard K. Donahue      Vice Chairman of NIKE, Inc., a            68          1991
                        sporting goods manufacturer,
                        Beaverton, Oregon

Margaret H. Jordan      President and Chief Executive             53          1995
                        Officer of Dallas Medical Resource,
                        a not-for-profit medical referral firm,
                        Dallas, Texas

Michael J. Paxton       Chairman, President and Chief             49          1995
                        Executive Officer of
                        O'Cedar Holdings, Inc., a manufacturer
                        of household cleaning products,
                        Springfield, Ohio


            W. Charles Armstrong has been Chairman and Chief Executive Officer of Bank of America Oregon since September 1992. From April to September 1992, he was Chairman and Chief Executive Officer of Bank of America Idaho.
Mr. Armstrong served as President and Chief Operating Officer of Honolulu Federal Savings Bank from February 1989 to April 1992. Prior to February 1989, he was President and Chief Executive Officer of West One Bank, Oregon.

            Richard K. Donahue has been Vice Chairman of NIKE, Inc., since June 1994. Mr. Donahue served as President and Chief Operating Officer of NIKE, Inc., from 1990 to June 1994 and has served as a director of that company since 1977. Mr. Donahue is also a partner in the law firm of Donahue & Donahue, Lowell, Massachusetts, and a director of Courier Corp.

            Adolph J. Ferro, Ph.D., has been President and Chief Executive Officer of the Company since April 1990. Dr. Ferro was Senior Vice President from November 1988 until April 1990. From July 1987 until November 1988, he was Vice President of Research and Development. He was a cofounder of Agricultural Genetic Systems, Inc., which the Company acquired in 1987.
Dr. Ferro is also the President of Agritope, Inc. ("Agritope"), the Company's wholly owned subsidiary. Prior to joining the Company, he was a Professor in the Department of Microbiology at Oregon State University ("OSU"). From 1981 to 1986, he was an Associate Professor at OSU, and from 1978 to 1981, he was an Assistant Professor at OSU. From 1975 to 1978, he was Assistant Professor at the University of Illinois at Chicago in the Department of Biological Sciences. Dr. Ferro received a B.A. degree from the University of Washington in 1965, an M.S. degree in biology from Western Washington University in 1970, and a Ph.D. in bacteriology and public health from Washington State University in 1973.

            Andrew S. Goldstein is a Senior Vice President of the Company's Epitope Medical Products division ("Epitope Medical Products"), a position he has held since June 1990. Prior to that time, he had been Vice President of Product Development from December 1988, Vice President of Scientific Affairs from July 1987 to December 1988, and Vice President of Research and Development from 1981 until July 1987. He also has served as Secretary from December 1988 to February 1993 and from November 1995 to the present and served as Treasurer until March 1991. Mr. Goldstein was Research Associate and supervisor of the Histocompatibility Laboratory at the Oregon Health Sciences University ("OHSU"), where he was engaged in paternity testing and transplantation immunology, from 1974 to 1981. Mr. Goldstein received a B.S. degree in microbiology from Cornell University in 1969 and an M.S. degree in cytology from Fordham University in 1973.

            Margaret H. Jordan will join Dallas Medical Resource ("DMR") as President and Chief Executive Officer in February 1996. DMR is a not-for-profit alliance of Dallas' major medical organizations that was created to make Dallas, Texas, a regional, national and international center for medical referrals. Ms. Jordan has been Vice President of Health Care & Employee Services at Southern California Edison Co. since December 1992. She had previously been a Vice President and Regional Manager with the Kaiser Foundation Health Plan of Texas, Inc., beginning in 1986, and was an Associate Regional Manager of Kaiser Foundation Health Plan of Georgia, Inc., from 1984 to 1986. Ms. Jordan received a B.S. degree in Nursing from Georgetown University in 1964 and an M.S. degree in Public Health from the University of California, Berkeley in 1972. She also serves on the board of directors of Eckerd Corporation.

            R. Douglas Norby has been Senior Vice President and Chief Financial Officer of Mentor Graphics Corporation since July 1993. Prior to joining Mentor Graphics Corporation, he had been President and Chief Executive Officer of Pharmetrix Corporation, a biopharmaceutical company in Menlo Park, California, since July 1992. Prior to that time, he had been President of Lucasfilm, Ltd., since 1985, and President and Chief Executive Officer of LucasArts Entertainment Company since 1990. Prior to joining Lucasfilm, Ltd., Mr. Norby was Senior Vice President and Chief Financial Officer of Syntex Corporation from 1979 to 1985. Mr. Norby also serves on the board of directors of LSI Logic Corporation.

            Michael J. Paxton became Chairman, President and Chief Executive Officer of O'Cedar Holdings, Inc., in January 1996. From March 1992 until joining O'Cedar Holdings, Inc., he was President and Chief Executive Officer of The Haagen-Dazs Company, Inc. Prior to that he was President of the Baked Goods Division of The Pillsbury Company. Both companies are subsidiaries of Grand Metropolitan PLC. He has been a director of Agritope since September 1992 and is also a director of Transport Corporation of America, Inc.

            Roger L. Pringle has been Chairman of the Board of the Company since April 1990, and is also a director of Agritope. He is President of The Pringle Company, a management consulting firm in Portland, Oregon, which he founded in 1975.

            G. Patrick Sheaffer has been President of Riverview Savings Bank in Camas, Washington, since 1979, and has served as a director of the bank since 1983. In 1993, Mr. Sheaffer also became Chairman and Chief Executive Officer of Riverview Savings Bank and Riverview Mutual Holding Company, a bank holding company. He has been a director of the Washington Savings League since 1980.


DIRECTORS' MEETINGS

            The Board held 13 meetings during the fiscal year ended September 30, 1995. Each director attended more than 75 percent of the combined total of meetings of the Board and of committees of the Board on which the director served at any time during the year.


COMMITTEES OF THE BOARD

            The Board has designated an Executive Committee to assist in the discharge of the Board's responsibilities. The Executive Committee is composed of three directors, Roger L. Pringle, Chairman, G. Patrick Sheaffer, and Adolph J. Ferro, Ph.D. The Executive Committee did not meet during the fiscal year ended September 30, 1995. The Executive Committee may exercise all the authority and powers of the Board in the management of the business and affairs of the Company, except those reserved to the Board by the Oregon Business Corporation Act.

            The Executive Compensation Committee of the Board establishes and reviews from time to time compensation for executive officers of the Company, administers the Company's Incentive Stock Option Plan for Key Employees ("ISOP") and 1991 Stock Award Plan (the "Plan"), and performs other tasks as the Board may direct. Members of the Executive Compensation Committee are
W. Charles Armstrong, Chairman, G. Patrick Sheaffer, and R. Douglas Norby, none of whom is eligible to participate in the Company's compensation plans other than to receive non-discretionary options awarded to non-employee directors of the Company pursuant to the Plan. See EXECUTIVE COMPENSATION - Compensation of Directors - Equity Compensation. The Executive Compensation Committee met four times during the fiscal year ended September 30, 1995.

            The Audit Committee of the Board reviews the performance and independence of the Company's independent accountants. Members of the Audit Committee are G. Patrick Sheaffer, Chairman, R. Douglas Norby, and Roger L. Pringle. The Audit Committee met once during the fiscal year ended
September 30, 1995.

            The Board does not have a nominating committee.

                                      EXECUTIVE OFFICERS
NAME OF
EXECUTIVE OFFICER             AGE                           POSITION
-------------------------------------------------------------------------------------------
Adolph J. Ferro, Ph.D.        53                      President, Chief
                                                      Executive Officer, and Director

Gilbert N. Miller             54                      Executive Vice President, Chief
                                                      Financial Officer, and Treasurer

Andrew S. Goldstein           47                      Senior Vice President of
                                                      Advanced Technology Development -
                                                      Epitope Medical Products,
                                                      Secretary and Director

John H. Fitchen, M.D.         50                      Senior Vice President and Chief
                                                      Operating Officer - Epitope Medical
                                                      Products

Byron A. Allen, Jr.           63                      Vice President of Corporate
                                                      Communications

Elaine J. Dubesa              52                      Vice President of Government Affairs

Charles E. Bergeron           50                      Vice President of Operations - Epitope
                                                      Medical Products

Kevin M. Crowley              50                      Vice President of Sales and Marketing -
                                                      Epitope Medical Products

J. Richard George, Ph.D.      54                      Vice President of Scientific Affairs -
                                                      Epitope Medical Products

Officers of the Company hold office at the discretion of the Board.

For biographical summaries of Dr. Ferro and Mr. Goldstein, see ELECTION OF DIRECTORS.

            Gilbert N. Miller joined the Company in June 1989 as Executive Vice President and Chief Financial Officer and has served as the Company's Treasurer since March 1991. He has also been a Senior Vice President of Agritope since September 1992 and its Chief Financial Officer since December 1991. From 1987 to 1989, he was Executive Vice President, Finance and Administration, of Northwest Marine Iron Works, a privately-held ship repair contractor located in Portland, Oregon. From 1986 to 1987, he was Vice President/Controller of the Manufacturing Group of Morgan Products, Ltd., a manufacturer and distributor of specialty building products based in Oshkosh, Wisconsin. He also held the position of Senior Vice President/Finance of Nicolai Company, a Portland wood door manufacturing concern which became a wholly owned subsidiary of Morgan Products, Ltd., in 1986. Mr. Miller received a B.S. degree from Oregon State University and a Master of Business Administration degree from University of Oregon. He is a certified public accountant.

            John H. Fitchen, M.D., joined the Company in July 1990 as Vice President of Research and Clinical Activities, was appointed Senior Vice President in September 1993, and assumed the additional position of Chief Operating Officer-Epitope Medical Products in November 1994. Prior to joining the Company, Dr. Fitchen was Associate Chief of Staff for Research at the Portland Veterans Administration Medical Center in Portland, Oregon, and Professor of Medicine at OHSU. Dr. Fitchen received his M.D. degree from the University of Rochester School of Medicine and a B.A. degree from Amherst College. He completed his clinical training in Internal Medicine at OHSU in 1976 and in Hematology/Oncology at the University of California, Los Angeles, in 1978.

            Byron A. Allen, Jr., joined the Company in July 1995. Prior to joining the Company, from 1993 to 1995, Mr. Allen was Senior Vice President, Equity Portfolio Manager, for C.J. Lawrence/Deutsche Bank Securities Corporation, New York. From 1978 to 1993, he was Director of Retail Brokerage Service, C.J. Lawrence, Incorporated. Mr. Allen holds an A.B. degree from Dartmouth College and a Master of Business Administration degree from the Amos Tuck School of Business Administration.

            Elaine J. Dubesa joined the Company in March 1987 as Quality Assurance Manager, thereafter serving as Manager and then Director of Regulatory Affairs and Quality Assurance. She was appointed Vice President of Regulatory Affairs-Epitope Medical Products in November 1991 and Vice President of Government Affairs in March 1995. From 1980 until joining the Company, Ms. Dubesa was Quality Control Manager at International Bioclinical, Inc., Portland, Oregon. Ms. Dubesa received a B.S. degree in Medical Technology from Loyola University, New Orleans, in 1966. She is a member of the Regulatory Affairs Professional Society and the American Society of Clinical Pathologists.

            Charles E. Bergeron joined the Company in August 1993 as President of its wholly owned subsidiary, Agrimax Floral Products, Inc. He was named Vice President of Operations-Epitope Medical Products in June 1995. From 1978 to 1992, Mr. Bergeron was Senior Vice President-Finance of Freightliner Corporation, a Portland, Oregon, truck manufacturer. He holds a B.S. degree in Management Science from Rensselaer Polytechnic Institute and a Master of Business Administration degree from Columbia University.

            Kevin M. Crowley joined the Company in June 1992 as Vice President of Medical Products. He became Vice President of Sales and Marketing-Epitope Medical Products in 1993. From 1991 until joining the Company, Mr. Crowley served as a private consultant to Pharmacia Diagnostics, Inc. ("Pharmacia"), Columbia, Maryland, with responsibility for completing the divestiture of the Blood Virus Division of Pharmacia. From 1989 to 1991, Mr. Crowley was Vice President, Sales and Marketing, Blood Virus Products, of Pharmacia. From 1985 to 1989, he was Vice President, Sales and Marketing, Immunodiagnostic Products of Pharmacia and ElectroNucleonics, Inc., which was acquired by Pharmacia in 1988. Mr. Crowley received a B.A. degree from the University of Maryland.

            J. Richard George, Ph.D., joined the Company as Vice President of Scientific Affairs-Epitope Medical Products in March 1995. From 1988 until joining the Company, Dr. George was Chief, Developmental Technology, Laboratory Investigations Branch, Division of HIV/AIDS, Centers for Disease Control (CDC), Atlanta, Georgia. A career scientist, Dr. George served the CDC in a series of management and technical positions since joining the CDC in 1960. He holds B.S. and M.S. degrees from Georgia State University and a Ph.D. in microbiology from the University of Georgia.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

            The following table summarizes the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company for the last three fiscal years.

                                                             Long-Term
                                                            Compensation
                              Annual Compensation              Awards

                                                            Securities
                                                            Underlying           All Other
Name and Principal Position   Year  Salary      Bonus      Options (#)(1)     Compensation(2)
---------------------------------------------------------------------------------------------
Adolph J. Ferro, Ph.D.        1995 $200,769     $113,245    74,000           $5,390
President and Chief Executive 1994  135,000           _          _            3,375
Officer                       1993  135,000           _          _            3,362

Gilbert N. Miller             1995  130,962           _     34,000            5,021
Executive Vice President and  1994  120,000           _          _            3,000
Chief Financial Officer       1993  120,000           _          _            2,988

Andrew S. Goldstein           1995  126,923           _     34,000            3,182
Senior Vice President of      1994  105,000           _          _            2,625
Advanced Technology           1993  105,000           _          _            2,092
Development - Epitope
Medical Products

John H. Fitchen, M.D.         1995  148,606           _     43,000            3,578
Senior Vice President and     1994  131,250           _          _            3,057
Chief Operating Officer -     1993  131,250           _          _            3,269
Epitope Medical Products

Kevin M. Crowley              1995  125,000           _     20,000                _
Vice President of Sales and   1994  125,000           _          _            2,344
Marketing - Epitope Medical   1993  125,000           _    100,000            3,103
Products

(1) Represents the number of shares for which options were awarded. No stock appreciation rights ("SARs") have been granted to any named executive officer during the years indicated.

(2) Represents amounts contributed to the Company's 401(k) Profit Sharing Plan as employer matching contributions in the form of Common Stock.

OPTION GRANTS IN LAST FISCAL YEAR


                                                                                       Potential Realizable Value at
                                                                                    Assumed Annual Rates of Stock Price
                              Individual Grants(1)                                   Appreciation for Option Term(2)
--------------------------------------------------------------------------------------------------------------------------
                                          Percent of
                                          Total
                                          Options
                        Number of         Granted                 Market
                        Securities        to                      Price
                        Underlying        Employees   Exercise    on Date     Expira-
                        Options           in Fiscal   Price Per   of          tion
Name                    Granted           Year        Share       Grant       Date           0%          5%          10%
-------------------------------------------------------------------------------------------------------------------------
Adolph J. Ferro, Ph.D.  74,000           11.5%       $14.9375    $16.9375     _           $148,000   $936,241   $2,145,557
Gilbert N. Miller       34,000            5.3         14.9375     16.9375     _             68,000    430,165      985,796
Andrew S. Goldstein     34,000            5.3         14.9375     16.9375     _             68,000    430,165      985,796
John H. Fitchen, M.D.   43,000            6.7         14.9375     16.9375     _             86,000    544,032    1,246,743
Kevin M. Crowley        20,000            3.1         14.9375     16.9375     _             40,000    253,038      579,880


(1)   These are nonqualified options which become exercisable cumulatively in three equal annual installments beginning one year after the date of grant; provided that the options will become exercisable in full if a change in control of the
Company occurs (other than a change in control receiving advance approval by the Board), but not earlier than six months after the date of grant, except in the case of the officer's death or disability.  A change in control of the Company would occur upon the occurrence of such events as the beneficial ownership by a person or group of 30 percent or more of the outstanding Common Stock, certain changes in Board membership affecting a majority of positions, certain mergers or consolidations, a sale or other transfer of all or substantially all of the Company's assets, or approval by the shareholders of a plan of liquidation or dissolution of the Company, as well as any change in control required to be reported by the proxy disclosure rules of the Securities and Exchange Commission (the "SEC"). The options have an unlimited term; provided that the officer's right to exercise the options will terminate immediately upon the termination of employment for cause, will expire five years after retirement, and will expire one year after death, disability, or ceasing to be an active employee of the Company for any other reason.  Subject to certain conditions, the exercise price of the options may be paid by delivery of previously acquired shares of Common Stock.  No SARs were granted during fiscal 1995.

(2)   The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of the Common Stock compounded annually for a ten-year period.  Although, as described in more detail in note (1) above, the options shown in the table have an unlimited term subject to expiration at specified times following termination of employment, a ten-year period has been used in calculating the amounts shown as an approximation of the expected average time during which the options will be outstanding.  There can be no assurance that the Common Stock will appreciate at any particular rate or at all in future years.



FISCAL YEAR-END OPTION VALUES(1)


                        Number of Securities Underlying
                        Unexercised Options                 Value of Unexercised In-the-Money
                        at Fiscal Year-End                  Options at Fiscal Year-End(2)

      Name              Exercisable   Unexercisable   Exercisable       Unexercisable
-------------------------------------------------------------------------------------------
Adolph J. Ferro, Ph.D. 395,844           180,360        $2,552,503    $669,849
Gilbert N. Miller      150,690            74,414         1,034,408     203,019
Andrew S. Goldstein    145,777            73,223         1,075,397     300,541
John H. Fitchen, M.D.  112,466            76,334           795,628     260,422
Kevin M. Crowley        87,500            82,500            88,673      38,672

(1) The named executive officers neither exercised any options or SARs during fiscal 1995 nor held any SARs at September 30, 1995.

(2) In-the-money stock options are options for which the exercise price is less than the market value of the underlying stock on a particular date. The values shown in the table are based on the difference between $14.1875, which was the average of the high and low sales prices of the Common Stock on the American Stock Exchange on September 29, 1995, and the applicable exercise price.

EMPLOYMENT AGREEMENTS

            Pursuant to written employment agreements with the Company, all executive officers except Mr. Allen and Dr. George are entitled to receive one year of salary in the event of termination without cause (two years in the case of Dr. Ferro) or two years of salary if terminated without cause within 12 months following a change in control (within the meaning of the Securities Exchange Act of 1934) or sale of substantially all of the assets of the Company (three years in the case of Dr. Ferro). The agreements in each case prohibit the officer from competing with the Company for one year unless the officer elects to waive the right to amounts otherwise payable. The agreements do not expire by their terms and are terminable by the Company upon 90 days' notice with cause or, subject to payment of the salary amounts described above, without cause.

COMPENSATION OF DIRECTORS

            EQUITY COMPENSATION. Under the Company's 1991 Stock Award Plan ("Plan"), non-employee directors of the Company are eligible to receive nonqualified stock options granted on a non-discretionary basis.

            Initial Options. Each person who becomes a non-employee director is granted a stock option to purchase 50,000 shares of Common Stock (an "Initial Option"). A newly-elected Chairman of the Board receives an Initial Option to purchase an additional 25,000 shares (75,000 shares if not previously a non-employee director). Until December 1994, Initial Options were granted at an exercise price equal to 75 percent of the fair market value of a share of Common Stock on the date of grant; beginning in December 1994, Initial Options are granted at an exercise price equal to the fair market value of a share on the date of grant minus the lesser of (a) $2.00 or (b) 25 percent of such fair market value. Each Initial Option becomes exercisable in annual installments based upon continued service as a director and expires at the end of five years following the director's retirement or one year following the director's death, disability or cessation of service as a director for any other reason. An Initial Option will generally become fully exercisable by the date of the fourth annual meeting of shareholders through which the director has served on the Board. Initial Options become exercisable in full immediately upon the occurrence of a change in control of the Company which has not received prior approval by the Board. See EXECUTIVE COMPENSATION - Option Grants in Last Fiscal Year for a summary of the types of events which constitute a change in control.

            Payment of the exercise price may be made in cash or by delivery of previously acquired shares of Common Stock having a fair market value equal to the aggregate exercise price. To the extent that payment is made in previously acquired shares, the director is automatically granted a replacement ("reload") option for a number of shares equal to the number delivered upon exercise with an exercise price equal to the fair market value of a share of Common Stock on the date of exercise. Reload options become exercisable in full six months after the grant date.

            In accordance with the terms of the Plan, on January 8, 1991, the Chairman of the Board, Mr. Pringle, was granted an Initial Option to purchase 75,000 shares of Common Stock, and each other then non-employee director was granted an Initial Option to purchase 50,000 shares of Common Stock, all at an exercise price of $6.375 per share. Mr. Donahue was granted an Initial Option on October 1, 1991, to purchase 50,000 shares of Common Stock at an exercise price of $15.00 per share. On February 21, 1995, Ms. Jordan and Mr. Paxton were each granted an option to purchase 50,000 shares of Common Stock at an exercise price of $15.8125 per share.

            Renewal Options. On December 13, 1994, the Board of Directors amended the Plan, subject to shareholder approval which was received on February 21, 1995, to provide for the grant of additional nonqualified stock options to each non-employee director to purchase 15,000 shares of Common Stock ("Renewal Options") as of the December 15 prior to the annual meeting of shareholders at which the options most recently granted to such non-employee director fully vest. Renewal Options vest in three equal annual installments beginning with the second annual meeting of shareholders following the date of grant, subject to acceleration of vesting upon the occurrence of a change in control of the Company not approved by the Board. The other terms of Renewal Options are comparable to those of Initial Options, except that Renewal Options do not provide for reload options. On December 15, 1994, Messrs. Armstrong, Norby, Pringle and Sheaffer were each granted a Renewal Option at a price of $18.375 per share. On December 15, 1995, Mr. Donahue was granted a Renewal Option at a price of $9.8125 per share.

            Agritope Options. Mr. Paxton and Mr. Pringle, as non-employee directors of Agritope, were each awarded nonqualified options for 50,000 shares of Agritope common stock under the Agritope, Inc. 1992 Stock Award Plan. The options have an exercise price of $5.625 per share, which was equal to 75 percent of the fair market value of the Agritope common stock on the date of grant, September 14, 1992, based on a good faith determination of fair market value by the Agritope board of directors. The options vest at the rate of 25 percent per year commencing on the first anniversary of the date of grant. Until Agritope ceases to be a wholly owned subsidiary of the Company, shares of Agritope common stock received upon exercise of the foregoing options must be exchanged for shares of the Company's Common Stock based upon a ratio of 2.433 shares of Agritope common stock for each share of the Company's Common Stock. Accordingly, upon exercise of the foregoing options in full, Messrs. Paxton and Pringle would each receive a total of 20,551 shares of Common Stock.

            CASH COMPENSATION. On February 21, 1995, the Company implemented a program to provide cash compensation to non-employee directors for service on the Board of Directors. Each director was paid an annual fee of $7,200 ($8,640 in the case of the Chairman) plus $1,200 ($1,440 in the case of the Chairman) for attendance at each regularly scheduled meeting of the Board of Directors. The program was suspended in October 1995 as a part of a corporate restructuring program.


                REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

            The following report of the Executive Compensation Committee of the Board of Directors shall not be deemed to be incorporated by reference into any previous filing by the Company under either the Securities Act of 1933 ("Securities Act") or the Securities Exchange Act of 1934 ("Exchange Act") that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

            GENERAL. The Executive Compensation Committee of the Board of Directors (the Committee), which is composed of three independent, non-employee directors, is responsible for establishing and administering the Company's policies that govern executive compensation and benefit practices. The Committee evaluates the performance of the executive officers and determines the salary of the Chief Executive Officer and annual bonus and related benefits for all executive officers. Awards under certain of the Company's stock option plans are made solely by the Committee in order to satisfy the SEC's rules regarding disinterested administration of stock-based compensation plans under Section 16 of the Exchange Act.

            COMPENSATION PHILOSOPHY. The Company's executive compensation programs are designed to (i) align the interests of executive management with the long-term interests of the shareholders, (ii) motivate Company executives to achieve the strategic business goals of the Company and recognize their individual contributions, and (iii) provide compensation opportunities which are competitive with those offered by other national medical and agricultural biotechnology companies similar in size and performance to the Company. In furtherance of these goals, the components of executive compensation include base salary, merit cash bonuses, stock option grants and other benefits and are linked to individual performance.

            BASE SALARY. At least annually, the Committee receives management recommendations concerning salary adjustments for executive officers and then sets the Chief Executive Officer's salary. Salary levels for other officers are set by the Chief Executive Officer subject to review and recommendations by the Committee. As part of its review process, the Committee has considered compensation data regarding other national biotechnology companies contained in a report by an outside consultant retained by the Company in fiscal 1995 and in prior years. The 1995 base salary amounts for executive officers were established at levels which did not exceed the 50th percentile for comparable-sized biotechnology companies as reported in the outside consultant's report. In October 1995, salaries for executive officers were reduced by 5% as a part of a corporate restructuring program.

            MERIT CASH BONUSES. A merit bonus was awarded to the Chief Executive Officer in fiscal 1995 based upon extraordinary efforts in connection with obtaining the December 23, 1994, approval of the Company's Premarket Approval application for its OraSure a product with the Food and Drug Administration. No merit bonuses were awarded in fiscal 1994 or 1993.

            STOCK OPTION GRANTS. As previously noted, an important goal of the Company's compensation program is to align the interests of the executive officers and other key employees with the long-term interests of the Company's shareholders. In furtherance of this goal, the Board of Directors adopted the 1991 Stock Award Plan pursuant to which the Company may grant stock-based awards to directors, officers, and employees of, and consultants and advisers to, the Company. The Plan was approved by the shareholders of the Company at their 1991 annual meeting; increases in the number of shares to be issued under the Plan were approved at the 1993, 1994 and 1995 annual meetings. During the Company's fiscal year ended September 30, 1995, options were granted under the Plan to all executive officers. The size of individual option grants is determined by the Committee based upon the executive's duties and the levels of option grants for executives with comparable positions at other biotechnology companies, as summarized in the consultant's report described above. The Committee does not consider the amount and terms of options already held by executive officers in making new grants.

            OTHER COMPENSATION VEHICLES. The Company also has a 401(k) Profit Sharing Plan (the "401(k) Plan") which allows participants to defer compensation pursuant to Section 401(k) of the Internal Revenue Code. All employees of the Company, including executives, are eligible to participate in the 401(k) Plan provided certain qualifications are met. In addition to amounts which participants may elect to contribute to the 401(k) Plan, the Company makes matching contributions to the 401(k) Plan in Common Stock of the Company, which are allocated to all participants. Payments of benefits accrued for 401(k) Plan participants will be made upon retirement or upon termination of employment prior to retirement provided certain conditions have been met by the employee prior to termination.

EXECUTIVE COMPENSATION COMMITTEE:

W. Charles Armstrong, Chairman
R. Douglas Norby
G. Patrick Sheaffer

                         STOCK PRICE PERFORMANCE GRAPH

            The following graph compares the cumulative total returns to investors in the Company's Common Stock, the Standard & Poors 500 Stock Index, and the Russell 2000 Index for the period from October 1, 1990, through September 30, 1995. The graph assumes that $100 was invested on September 30, 1990, in the Company's Common Stock and in each of the above-mentioned indices and that all dividends were reinvested. The Russell 2000 Index is an index of companies with market capitalizations similar to the Company. It has been selected because the Company has been unable to identify a peer group of companies for comparison. No single public or private company has a comparable mix of technologies under development or products which serve the same markets as the Company. The Company's management believes that an index of companies with similar market capitalizations provides a reasonable basis for comparing total shareholder returns. Shareholders are cautioned that the graph shows the returns to investors only as of the dates noted and may not be representative of the returns for any other past or future period.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
      AMONG EPITOPE INC., THE S & P 500 INDEX AND THE RUSSELL 2000 INDEX


                  9/90    9/91    9/92    9/93    9/94    9/95
                  ____    ____    ____    ____    ____    ____

Epitope Inc.      $100    $278    $242    $313    $289    $204

S & P 500         $100    $131    $146    $165    $171    $221

Russell 2000      $100    $145    $158    $211    $216    $267

                             CERTAIN TRANSACTIONS

            In connection with the December 1987 merger of Agricultural Genetic Systems, Inc. ("AGS"), with and into Agritope, Dr. Ferro, as an executive officer and principal shareholder of AGS, was granted a royalty equal to 4 percent of net sales of products resulting from the technology transferred to Agritope pursuant to the merger; royalties with respect to a particular product will be paid for a period equal to the life of the patent on the product or an equivalent period if a patent is not issued. No such royalties were paid or payable in fiscal 1995.

            In March 1995, the Company modified the terms of certain warrants issued in private placement transactions in December 1992 and July and August 1993, to purchase Common Stock at prices of $14.875, $20.00 and $17.875 per share, respectively. The warrants had an initial expiration date of April 22, 1995, based on Food and Drug Administration approval of the Company's OraSure collection device for HIV screening in December 1994.

            The Company extended the expiration date of the 1992 warrants to September 30, 1996, and the expiration date of the 1993 warrants to March 31, 1997. The exercise price of the 1992 warrants was increased to $16.00 per share effective April 23, 1995, and was further increased to $18.50 per share on January 1, 1996. The exercise price of the August 1993 warrants was increased to $18.50 per share effective April 23, 1995. Under the modified terms, Common Stock purchased upon exercise of a warrant must be held for at least 60 days.

            Holders of the warrants included Groupe des Assurances Nationales ("GAN"), which beneficially owns more than 5 percent of the Common Stock outstanding. As of April 22, 1995, GAN held 1992 warrants to purchase 270,000 shares of Common Stock, July 1993 warrants to purchase 195,000 shares of Common Stock, and August 1993 warrants to purchase 50,000 shares of Common Stock.

            On September 1, 1995, the Company loaned $173,000 to Charles E. Bergeron, Vice President of Operations - Epitope Medical Products, for the purpose of purchasing a new home in connection with his transfer from Charlotte, N.C. to the Company's headquarters. In accordance with the Company's relocation policy, the loan bears interest at 6% per annum of which the first 60 days' interest is waived.

                                 ANNUAL REPORT

            The Company's Annual Report to Shareholders for the fiscal year ended September 30, 1995, accompanies this proxy statement. ON WRITTEN REQUEST, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1995, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING A LIST BRIEFLY DESCRIBING THE EXHIBITS THERETO), TO ANY RECORD HOLDER OR BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK ON JANUARY 3, 1996, THE RECORD DATE FOR THE 1996 ANNUAL MEETING OF SHAREHOLDERS, OR TO ANY PERSON WHO SUBSEQUENTLY BECOMES SUCH A RECORD HOLDER OR BENEFICIAL OWNER. Requests should be directed to the attention of the Secretary of the Company at the address of the Company set forth in the Notice of Annual Meeting of Shareholders immediately preceding this proxy statement.

                            INDEPENDENT ACCOUNTANTS

            Price Waterhouse LLP, independent public accountants, examined the financial statements of the Company for fiscal 1995. No change in independent public accountants is contemplated for fiscal 1996. The Company expects representatives of Price Waterhouse LLP to be present at the 1996 annual meeting of shareholders and to be available to respond to appropriate questions from shareholders. The accountants will have the opportunity to make a statement at the meeting if they desire to do so.






                             SHAREHOLDER PROPOSALS

            Shareholders of the Company may submit proposals for inclusion in the proxy material for the Company's 1997 annual meeting of shareholders. Any such proposals must meet the shareholder eligibility and other requirements imposed by rules issued by the SEC and must be received by the Company at 8505 S.W. Creekside Place, Beaverton, Oregon 97008, Attention: Secretary, not later than September 21, 1996.

By Order of the Board of Directors

Andrew S. Goldstein
Secretary
January 19, 1996

                                 EPITOPE, INC.
                       ANNUAL MEETING, FEBRUARY 20, 1996
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            The undersigned hereby appoints Adolph J. Ferro, Ph.D., and Gilbert N. Miller, and each of them, proxies with full power of substitution, to vote all of the shares which the undersigned is entitled to vote at the annual Meeting of Shareholders of Epitope, Inc. (the "Company"), to be held on Tuesday, February 20, 1996, and at any adjournment or adjournments thereof, with all the power the undersigned would possess if personally present, with respect to the matters listed on the reverse side.

            THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE AS DIRECTORS. IF ANY OTHER BUSINESS PROPERLY COMES BEFORE THE MEETING, THE PROXIES NAMED ABOVE WILL HAVE DISCRETIONARY AUTHORITY TO VOTE THEREON IN ACCORDANCE WITH THEIR BEST JUDGMENT.

         PLEASE MARK, DATE, SIGN, AND RETURN THE PROXY CARD PROMPTLY.
                    (CONTINUED AND TO BE SIGNED ON REVERSE)

                             FOLD AND DETACH HERE

EPITOPE, INC.
ANNUAL MEETING OF SHAREHOLDERS
Tuesday, February 20, 1996

Please mark your votes as indicated in this example

                                    FOR   WITHHOLD
1. Election of Class II Directors
(Term Expiring 1999)

Andrew S. Goldstein,
R. Douglas Norby,
G. Patrick Sheaffer

(Instruction: To withhold authority to vote for any individual nominee, mark FOR and strike a line through the nominee's name in the list above. To withhold authority to vote for all nominees, mark WITHHOLD.)

2. Transaction of such other business as may properly come before the meeting or any adjournments thereof.

The undersigned hereby acknowledges receipt of the 1996 Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement furnished with this Proxy.

Dated:      , 1996
Signature of Shareholder
Signature of Shareholder

Please date and sign exactly as your name appears on this Proxy. If signing for estates, trusts, or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.

                             FOLD AND DETACH HERE
EPITOPE, INC.
ANNUAL MEETING OF SHAREHOLDERS
Tuesday, February 20, 1996